Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 File No. 333-269181) of Gamida Cell Ltd.,
2.	Registration Statement (Form S-3 File No. 333-253720) of Gamida Cell Ltd.,
3.	Registration Statement (Form S-3 File No. 333-259472) of Gamida Cell Ltd., and
4.	Registration Statement (Form S-8 File No. 333-238115) pertaining to the 2017 Share Incentive Plan of Gamida Cell Ltd. and its subsidiary;

of our report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1c to the consolidated financial statements) dated March 31, 2023, with respect to the consolidated financial statements of Gamida Cell Ltd. and its subsidiary, included in this Annual Report (Form 10-K) of Gamida Cell Ltd. and its subsidiary for the year ended December 31, 2022

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER

A Member of Ernst & Young Global

Tel-Aviv, Israel
March 31, 2023